UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

Pivotal Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38460	94-3094578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Fifth Floor San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 777-4868

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	PVTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.

Supplement to Definitive Proxy Statement

This is a supplement to the Definitive Proxy Statement on Schedule 14A filed by Pivotal Software, Inc., a Delaware corporation (“Pivotal”), with the Securities and Exchange Commission (the “SEC”) on November 27, 2019 (the “Definitive Proxy Statement”) that was mailed to Pivotal stockholders in connection with the solicitation of proxies for use at a special meeting of Pivotal stockholders scheduled to be held on December 27, 2019 (the “Definitive Proxy Statement”). The Definitive Proxy Statement is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8-K. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

As previously announced, on August 22, 2019, Pivotal entered into an Agreement and Plan of Merger (the “merger agreement”) with VMware, Inc., a Delaware corporation (“VMware”), and Raven Transaction Sub, Inc., a Delaware corporation and a wholly owned subsidiary of VMware (“merger sub”). The merger agreement provides that, subject to the terms and conditions set forth therein, merger sub will merge with and into Pivotal (the “merger”), with Pivotal surviving the merger and becoming a wholly owned subsidiary of VMware.

Pivotal believes that the Definitive Proxy Statement contains all material information required to be disclosed.

The following underlined language is added to the first paragraph of text on page 22 of the Definitive Proxy Statement under the heading “Special Factors—Background of the Merger:”

VMware has reviewed its investment in Pivotal on a continuing basis, both prior to and following the initial public offering of Pivotal common stock, and from time to time has undertaken analyses regarding Pivotal’s business, financial condition, operating results and prospects in order to evaluate business opportunities and potential strategic transactions available to VMware. During the first half of 2017 there were discussions among the principals of VMware and Pivotal about a possible transaction, and a non-disclosure agreement containing customary provisions (but not including a standstill agreement) was executed by the parties in January 2017. VMware requested certain due diligence information from Pivotal and representatives of Pivotal met with representatives of VMware to discuss these requests. Pivotal also provided due diligence information to VMware in an electronic data room. In June 2017, the VMware Board of Directors (the “VMware Board”) formed a transaction committee comprised of independent and disinterested directors to review and evaluate a potential transaction involving the acquisition of all of the shares of capital stock of Pivotal not already owned by VMware. The VMware transaction committee completed its work without making a proposal to Pivotal or its then-current stockholders in July 2017.

The following charts are added in replacement to the bullet points listed on page 47 of the Definitive Proxy Statement under the heading “Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)—Public Trading Comparables Analysis:”

Comparable Infrastructure Software Companies

	CY2019E AV / Revenue	CY2020 AV / Revenue
Appian, Inc.	15.4x	13.3x
Splunk Inc.	9.0x	7.4x
Citrix Systems, Inc.	6.7x	6.4x
VMware, Inc.	6.4x	5.8x
Talend S.A.	5.4x	4.5x
Box, Inc.	3.2x	2.8x
LogMeIn, Inc.	2.8x	2.7x
Cloudera, Inc.	2.1x	1.9x

Comparable IT Services Companies

	CY2019E AV / Revenue	CY2020 AV / Revenue
Infosys Limited	3.7x	3.4x
Accenture, Inc.	2.8x	2.6x
Wipro Limited	2.6x	2.5x
Genpact Limited	2.5x	2.3x
Cognizant Technology Solutions Corporation	1.9x	1.8x
Atos SE	1.0x	1.0x

The following underlined language is added to the last paragraph of text on page 47 of the Definitive Proxy Statement under the heading “Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)—Public Trading Comparables Analysis:”

For purposes of this analysis, Morgan Stanley analyzed the ratio of each comparable company’s aggregate value (“aggregate value” or “AV”), which is defined as equity value, plus debt and minority interest, less cash and cash equivalents, to an estimate of revenue for calendar years 2019 and 2020, in each case, for each of the comparable companies, based on publicly available financial data and Wall Street research reports. Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of aggregate value to revenue multiples and applied these ranges of multiples to the estimated relevant metric for Pivotal for each management case and the Street Case. Based on the fully diluted capitalization of Pivotal as of August 2, 2019 of 306.8 million shares of common stock, which was calculated by Morgan Stanley based on the number of outstanding shares of Class A and Class B common stock, the number of outstanding Pivotal equity awards and the weighted-average exercise price of outstanding options to purchase Class A common stock provided to Morgan Stanley by Pivotal’s management, Morgan Stanley calculated the estimated implied value per share of Class A common stock as follows:

The column entitled “Pivotal Benchmark” is added to the chart appearing at the bottom of page 47 of the Definitive Proxy Statement under the heading “Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)—Public Trading Comparables Analysis:”

	Pivotal Benchmark	AV / Revenue Multiple Range	Implied Value Per Share of Class A Common Stock
2019 Street Case	2.1x	2.5x - 3.5x	$9.24 - $11.55
2020 Street Case	1.8x	2.0x - 3.0x	$8.91 - $11.63
2019 Low Case		1.5x - 2.5x	$6.69 - $9.19
2020 Low Case		1.0x - 2.0x	$5.71 - $8.59
2019 Base Case		2.5x - 3.5x	$9.34 - $11.69
2020 Base Case		2.0x - 3.0x	$8.99 - $11.75
2019 High Case		3.5x - 4.5x	$11.86 - $14.26
2020 High Case		3.0x - 4.0x	$12.18 - $15.08

The following underlined language is added to the third paragraph of text on page 48 of the Definitive Proxy Statement under the heading “Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)—Discounted Equity Value Analysis:”

To calculate the discounted implied value per share of the Class A common stock, Morgan Stanley used the estimated revenue of $1,019 million, $1,144 million and $1,270 million for fiscal year 2022, fiscal year 2023 and fiscal year 2024, respectively, from the Street Case and the equivalent data from each management case. Based upon the application of its professional judgment and experience, Morgan Stanley applied in each case a range of aggregate value to revenue multiples (derived from the comparable companies analysis above) to the estimated revenue for each such year to derive Pivotal’s estimated future implied aggregate value. Morgan Stanley then subtracted Pivotal’s estimated future net debt at the end of fiscal year 2022, fiscal year 2023 and fiscal year 2024 from each respective future aggregate value in order to calculate Pivotal’s implied future equity value. Morgan Stanley then discounted the resulting implied equity value of Pivotal to August 22, 2019 at a discount rate equal to Pivotal’s assumed cost of equity of 10.0 percent. The cost of equity was selected based on the application of Morgan Stanley’s professional judgment and experience and the Capital Asset Pricing Model. Based on these calculations, and the fully diluted capitalization of Pivotal as of August 2, 2019 of 306.8 million shares of common stock, calculated by Morgan Stanley based on information provided to Morgan Stanley by Pivotal’s management, this analysis implied the following per share value ranges for the Class A common stock:

	AV / Revenue Multiple Range	Implied Value Per Share of Class A Common Stock
Street Case	2.5x - 3.5x	$10.50 - $13.71
Low Case	1.5x - 2.5x	$6.79 - $9.91
Base Case	2.5x - 3.5x	$10.89 - $15.13
High Case	3.5x - 4.5x	$15.31 - $21.73

The following underlined language is added to the second and third full paragraphs of text on page 49 of the Definitive Proxy Statement under the heading “Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)—Discounted Cash Flow Analysis:”

Morgan Stanley then discounted Pivotal’s unlevered free cash flows, terminal values and tax attributes to present values as of August 22, 2019, using the mid-year convention and discount rates ranging from 9.0% to 11%. These discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect Pivotal’s estimated weighted average cost of capital. In order to arrive at an implied per share equity value reference range for the Class A common stock, in each case, Morgan Stanley adjusted the total implied aggregate value ranges by subtracting Pivotal’s net debt (current) as of August 2, 2019 of $(808) million and the present value of the discounted tax attributes ranging from $41 to $52 million depending on the applicable case and implied discount rate, and then divided the resulting implied total equity values by Pivotal’s fully diluted capitalization at that equity value.

Based on the fully diluted capitalization of Pivotal of 306.8 million shares of common stock, calculated by Morgan Stanley based on information as of August 2, 2019 provided to Morgan Stanley by Pivotal’s management, Morgan Stanley calculated the estimated implied value per share of Class A common stock as follows:

Projections Scenario	Implied Value Per Share of Class A Common Stock
Street Case	$7.76 - $10.61
Low Case	$5.94 - $8.17
Base Case	$9.69 - $13.36
High Case	$13.26 - $18.91

The following underlined language is added to the first and second full paragraphs of text under the heading “Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)—Precedent Transaction Analysis:”

Morgan Stanley reviewed the transactions below for, among other things, the ratio of the aggregate value of each transaction to each target company’s NTM Revenue. The results of this review are set forth below:

Acquirer	Target	AV / NTM Revenue
International Business Machines Corporation	Red Hat, Inc.	9.4x
SAP SE	Callidus Software Inc.	8.3x
Hellman & Friedman LLC	Ultimate Software Group, Inc.	8.0x
Silver Lake Partners IV, L.P.	SolarWinds, Inc.	7.8x
SAP America, Inc.	Ariba, Inc.	7.4x
Vista Equity Partners	Apptio, Inc.	7.0x
Thoma Bravo LLC	Ellie Mae, Inc.	6.7x
Vista Equity Partners	Cvent, Inc.	6.5x
SS&C Technologies Holdings, Inc.	Advent Software, Inc.	6.4x
Oracle Corporation	Responsys, Inc.	6.3x
Oracle Corporation	RightNow Technologies, Inc.	6.1x
Vista Equity Partners	Solera Holdings, Inc.	4.6x
Permira Advisers LLC	Informatica Corporation	4.3x
Broadcom Inc.	CA Technologies, Inc.	4.3x
Vista Equity Partners	TIBCO Software Inc.	3.9x
Vista Equity Partners	Infoblox Inc.	3.6x
Thoma Bravo LLC	Qlik Technologies Inc.	3.5x
Thoma Bravo LLC	Riverbed Technology, Inc.	3.2x
Avast Software s.r.o.	AVG Technologies N.V.	3.0x
Bain Capital, LLC	BMC Software, Inc.	3.0x
Dell Inc.	Quest Software, Inc.	2.5x

Based on its analysis of the relevant metrics and time frame for each of the transactions listed above, Morgan Stanley selected, based upon its professional judgment and experience, representative ranges of NTM Revenue multiples of such transactions for the Street Case and each management case by selecting the subsets of ranges set forth in the table above from transactions of companies that exhibited growth and other characteristics that were consistent with the growth rates represented by the Street Case and each management case, respectively, and applied these ranges to derive implied values per share of Class A common stock, based on the fully diluted capitalization of Pivotal as of August 2, 2019 of 306.8 million shares of common stock, calculated by Morgan Stanley based on information provided to Morgan Stanley by Pivotal management. The following table summarizes Morgan Stanley’s analysis:

Projections Scenario	NTM Revenue Multiple Range	Implied Value Per Share of Class A Common Stock
Street Case	3.5x - 4.5x	$12.29 - $14.81
Low Case	2.5x - 3.3x	$9.55 - $11.38
Base Case	3.5x - 4.5x	$12.46 - $15.03
High Case	4.5x - 6.0x	$15.47 - $19.48

The NTM Revenue multiple for Pivotal implied by VMware’s $15.00 per share offer price is 4.6x.

The following underlined language and the below chart are added to the first full paragraph of text on page 52 of the Definitive Proxy Statement under the heading “Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)—Equity Research Analysts’ Price Target Analysis:”

For the reference of the Pivotal Special Committee only, and not as a component of its fairness analysis, Morgan Stanley reviewed the future public trading price targets for shares of Class A common stock prepared and published by equity research analysts prior to the Last Unaffected Trading Date. These one-year forward targets reflected each analyst’s estimate of the future public market trading price of the Class A common stock. The range of analyst price targets per share for the Class A common stock discounted for one year at a rate of 10.0%, such discount rate selected by Morgan Stanley upon the application of its professional judgment to reflect its estimate of Pivotal’s cost of equity, was $13.19 to $17.28 per share of the Last Unaffected Trading Date, based on the fully diluted capitalization of Pivotal as of August 2, 2019 of 306.8 million shares of common stock, calculated by Morgan Stanley based on information provided to Morgan Stanley by Pivotal management.

The public trading price targets reviewed by Morgan Stanley are summarized below:

$MM, except where noted

	Date of		Target	% Prem. (Disc.) to	Revenue			EBITDA			EPS
Broker	Report	Rating	Price	Current	CY2019E	CY2020E	CY2021E	CY2019E	CY2020E	CY2021E	CY2019E	CY2020E	CY2021E
Citi	06/05/19	Hold	$14.00	33.5%	$778	$947	$1,100	$(26)	$35	$95	$(0.10)	$0.11	$0.30
Morgan Stanley	06/05/19	Buy	$18.00	71.6%	$761	$915	$1,074	$(33)	$42	$123	$(0.15)	$0.10	$0.33
UBS	06/05/19	Hold	$15.00	43.0%	$766	$901	$1,092	$(28)	$50	$129	$(0.13)	$0.14	$0.38
Needham & Company	06/05/19	Buy	$21.00	100.2%	$762	$900	N.A.	N.A.	N.A.	N.A.	$(0.12)	$0.05	N.A.
William Blair	06/05/19	Strong Buy	N.A.	N.A.	$761	$898	N.A.	N.A.	N.A.	N.A.	$(0.17)	$(0.04)	N.A.
RBC Capital Markets	06/05/19	Buy	$18.00	71.6%	$757	$897	N.A.	N.A.	N.A.	N.A.	$(0.15)	$0.09	N.A.
Goldman Sachs	06/10/19	Hold	$14.00	33.5%	$763	$896	$1,054	$(30)	$3	$29	$(0.15)	$(0.04)	$0.03
Barclays	06/05/19	Hold	$15.00	43.0%	$760	$896	$1,019	$(30)	$29	$90	$(0.15)	$0.05	$0.27
KeyBanc	06/12/19	Buy	$21.00	100.2%	$763	$883	N.A.	N.A.	N.A.	N.A.	$(0.14)	$(0.01)	N.A.
Wedbush	06/05/19	Hold	$15.00	43.0%	$757	$878	N.A.	N.A.	N.A.	N.A.	$(0.15)	$(0.04)	N.A.
Credit Suisse	06/05/19	Buy	$20.00	90.7%	$756	$868	N.A.	$7	$60	N.A.	$(0.14)	$0.06	N.A.
Bank of America	06/25/19	Underperform	$12.00	14.4%	$762	$850	$1,027	$(13)	$41	$51	$(0.16)	$0.02	$0.04
Mean			$16.64	59%	$762	$894	$1,061	$(22)	$37	$86	$(0.14)	$0.04	$0.22
Median			$15.00	43%	$761	$896	$1,064	$(28)	$41	$93	$(0.15)	$0.05	$0.28
Max			$21.00	100%	$778	$947	$1,100	$7	$60	$129	$(0.10)	$0.14	$0.38
Min			$12.00	14%	$756	$850	$1,019	$(33)	$3	$29	$(0.17)	$(0.04)	$0.03

The following underlined language is added to the first full paragraph on page 54 of the Definitive Proxy Statement under the heading “Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley):”

In the two years prior to the date of its opinion, Morgan Stanley and its affiliates provided financing services, including as a managing underwriter of the IPO, to Pivotal and have received fees in connection with such services of approximately $10 million. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates provided debt financing and capital market transaction services to VMware and have received fees in connection with such services of approximately $2 million. In addition, in the two years prior to the date of its opinion, Morgan Stanley and its affiliates provided debt financing and capital market transaction services to Dell and other majority-controlled affiliates and portfolio companies of Dell that Morgan Stanley has been able to identify (the “Dell Group”) and have received fees in connection with such services of approximately $30 million. Morgan Stanley and its affiliates may seek to provide financial advisory or financing services to Pivotal, VMware and/or the Dell Group in the future and would expect to receive fees for the rendering of these services.

Pivotal notes that the presentation materials dated August 22, 2019, prepared by Morgan Stanley and reviewed by the Pivotal Special Committee are attached as Exhibit (c)(7) to the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed with the SEC of which the Definitive Proxy Statement forms a part, along with other preliminary materials presented by Morgan Stanley and reviewed by the Pivotal Special Committee that are attached as Exhibits (c)(1) through (c)(6) to the Schedule 13E-3. The Schedule 13E-3 is available at the website maintained by the SEC at http://www.sec.gov.

The following underlined language is added between the last two full paragraphs on page 103 of the Definitive Proxy Statement concerning Litigation Related to the Merger:

As of the date of this proxy statement, Pivotal is aware of six complaints related to the merger agreement having been filed: Briant v. Pivotal Software, Inc., No. 1:19-cv-09479 (S.D.N.Y. Oct. 14, 2019); Plumley v. Pivotal Software, Inc., No. 1:19-cv-01974 (D. Del. Oct. 17, 2019); Shan v. Pivotal Software, Inc., No. 3:19-cv-06814 (N.D. Cal. Oct. 21, 2019); Silverberg v. Pivotal Software, Inc., No. 3:19-cv-06977 (N.D. Cal. Oct. 24, 2019); Rothman v. Pivotal Software, Inc., No. 3:19-cv-07066 (N.D. Cal. Oct. 28, 2019); and Parada v. Pivotal Software, Inc., No. 1:19-cv-06306 (E.D.N.Y. Nov. 7, 2019). The complaints are brought by putative stockholders against Pivotal and members of the Pivotal Board and the Pivotal Special Committee. The Shan complaint also names VMware and merger sub as defendants. Among other things, the complaints allege that the disclosures in this proxy statement violate the Exchange Act and the rules and regulations promulgated thereunder. In addition, the Shan complaint alleges that members of the Pivotal Board breached their fiduciary duties in connection with the Pivotal Board’s approval of the merger agreement. The plaintiffs in these cases seek various forms of relief, including unspecified monetary damages, legal fees, and injunctive relief enjoining consummation of the merger. The plaintiffs in all actions other than Briant and Parada seek to have their cases certified as class actions.

Subsequent to the mailing of the Definitive Proxy Statement, a seventh complaint related to the merger agreement was filed: Bushansky v. Pivotal Software Inc., No. 4:19-cv-08063 (N.D. Cal. Dec. 10, 2019). The complaint is brought by a putative stockholder against Pivotal and members of the Pivotal Board and the Pivotal Special Committee. Among other things, the complaint alleges that the disclosures in the Definitive Proxy Statement violate the Exchange Act and the rules and regulations promulgated thereunder. The plaintiff seeks various forms of relief, including unspecified monetary damages, legal fees, and injunctive relief enjoining consummation of the merger.

The defendants, including Pivotal and the members of the Pivotal Special Committee and the Pivotal Board, believe that the claims asserted in these lawsuits are without merit. Nevertheless, the outcome of these lawsuits is uncertain and cannot be predicted with any certainty.

Forward-Looking Statements

This communication contains statements relating to the proposed transaction and its timetable for completion, which are “forward-looking statements” within the meaning of the U.S. federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are also intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) the ability to consummate the proposed transaction in the time frame expected by the parties or at all; (ii) any conditions imposed on the parties in connection with the consummation of the proposed transactions; (iii) the ability to obtain stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; (iv) the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction; and (vi) and the other factors and financial, operational and legal risks or uncertainties described in Pivotal’s public filings with the U.S. Securities and Exchange Commission (SEC), including the “Risk Factors” and “Forward Looking Statements” sections of Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and subsequent Quarterly Reports on Form 10-Q. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by Pivotal with the SEC. Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Pivotal by VMware, Inc.

In connection with the proposed merger, Pivotal has filed a definitive proxy statement (and any amendments or supplements thereto) with the SEC. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement  and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders are able to obtain, without charge, a copy of the proxy statement and other relevant documents  at Pivotal’s website at www.pivotal.io/investors or by contacting Pivotal’s investor relations department via e-mail at ir@pivotal.io.

Participants in the Solicitation

Pivotal and its directors, executive officers and other members of its management and employees as well as VMware and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pivotal’s directors and officers and their ownership of Pivotal’s common stock is set forth in the proxy statement. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Pivotal’s directors and executive officers in the merger, which may be different than those of Pivotal’s stockholders generally, by reading the proxy statement, which was filed with the SEC on November 27, 2019, and other materials relating to the transaction filed with the SEC. Investors should read such materials carefully before making any voting or investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pivotal Software, Inc.

Date: December 16, 2019	/s/ Andrew M. Cohen
Andrew M. Cohen Senior Vice President, General Counsel and Corporate Secretary